UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑	Definitive Information Statement

VOIS Inc.
(Name of Registrant as Specified in Its Charter)

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VOIS Inc.

8709 Hunters Green Dr., Ste 300

Tampa, Florida 33647

Telephone: (813) 925-5845

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholders:

The purpose of this letter is to inform you that the board of directors of VOIS Inc., a Florida corporation (“we”, “us” or “Company”), and the holders of a majority of the outstanding shares of our issued and outstanding Common Stock, par value $0.00001 per share ("Common Stock”), pursuant to a written consent in lieu of a meeting in accordance with the Florida Business Corporation Act ("FBCA"), approved, authorized and directed the following:

(a)

(i) a reverse split (the “Reverse Split”) of 1:200 (the “Reverse Split Ratio”) of the issued and outstanding shares of the Company's  previously authorized Common Stock;

(ii) Articles of Amendment to the Company’s Articles of Incorporation (“Amendment A”) as attached hereto as Exhibit A to adjust the Company’s authorized, issued and outstanding shares of Common Stock by reducing the number of authorized shares of Common Stock from 100,000,000,000 shares to 100,000,000 shares ; and

(iii) directed the Chief Executive Officer to notify the Company’s shareholders of the Reverse split and the Reverse Split Ratio upon the filing of Amendment A; and

(b) Articles of Amendment to the Company’s Articles of Incorporation (“Amendment B”) as attached hereto as Exhibit B to be filed after the effective date of the Reverse Split and the filing of Amendment A, to adjust the Company’s Common Stock par value from $0.00001 per share to $0.001 per share.

Notwithstanding approval of the Amendment A to the Articles of Incorporation and the Reverse Split by the holders of a majority of the Company’s Common Stock, our board of directors may, in its sole discretion, determine not to effect, and abandon, the adjustment of the number of authorized shares of the Company’s Common Stock, and/or the Reverse Split without further action by our shareholders.  Additionally, notwithstanding approval of the Amendment B to the Articles of Incorporation by the holders of a majority of the Company’s Common Stock, our board of directors may, in its sole discretion, determine not to effect, and abandon, the post-Reverse Split adjustment to the par value of our Common Stock set forth in Amendment B.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until twenty (20) calendar days after the mailing of the Information Statement to our shareholders, at which time we will file with the Florida Secretary of State the following:

(a)           Articles of Amendment (“Amendment A”) to our Articles of Incorporation to effectuate the adjustment to our Common Stock by reducing the number of authorized shares of Common Stock (par value $0.00001 per share) from 100,000,000,000 shares to 100,000,000 shares and the Reverse Split, a copy (substantially in the form) of which is attached to the enclosed Information Statement as Exhibit A;

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(b)           Articles of Amendment (”Amendment B”) to our Articles of Incorporation as attached hereto (substantially in the form) as Exhibit B to authorize the adjustment of the Company’s Common Stock par value from $0.00001 per share to $0.001 per, which amendment shall be filed with the Florida Secretary of State after the effective date of the Reverse Split and the filing of Amendment A.

I encourage you to read the enclosed Information Statement, which is being provided to all of our shareholders. It describes the proposed corporate actions in detail.

Sincerely,

/s/ William Marginson
WILLIAM MARGINSON
Chief Executive Officer

This Information Statement is dated November 4, 2010 and is first being mailed to shareholders of record of VOIS Inc. on November 3, 2010.

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VOIS Inc.

8709 Hunters Green Dr., Ste 300

Tampa, Florida 33647

________________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

________________________

NO VOTE OR ACTION OF THE COMPANY'S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to shareholders of VOIS Inc. (sometimes hereinafter referred to as “we”, “us”, “Company” or “VOIS”) in full satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Florida Business Corporation Act ("FBCA"). No additional action will be undertaken by us with respect to the receipt of written consents, and no appraisal rights under the FBCA are afforded to our shareholders as a result of the corporate action described in this Information Statement. shareholder

OUTSTANDING VOTING SECURITIES

As of November 3, 2010, we had issued and outstanding  2,684,208,930 shares of Common Stock, par value $0.00001 per share (the “Common Stock”), such shares constituting all of the Company’s issued and outstanding Common Stock.

The FBCA permits the holders of a majority of the shares of our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the shareholders of the Company. On October 15, 2010, our board of directors consented in writing without a meeting to the matters described herein, and recommended that the matters described herein be presented to the shareholders for approval.  On November 3, 2010, the holders of an aggregate of 2,010,200,000 shares of Common Stock (the “Consenting Shareholders”), representing approximately 75% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein.

CORPORATE ACTIONS

The corporate actions described in this Information Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Our board of directors and the Consenting Shareholders have consented to, approved, authorized and directed the following: (i) a reverse split (the “Reverse Split”) of 1:200 (the “Reverse Split Ratio”) of the issued and outstanding shares of the Company's  previously authorized Common Stock; (ii) Articles of Amendment to the Company’s Articles of Incorporation (“Amendment A”) as attached hereto as Exhibit A to adjust the Company’s authorized shares of Common Stock by reducing the number of authorized shares of Common Stock from 100,000,000,000 shares to 100,000,000 shares, as required to effect the Reverse Split and the Reverse Split Ratio; and (iii) directed the Chief Executive Officer to notify the Company’s shareholders of the Reverse split and the Reverse Split Ratio upon the filing of Amendment A.

Our board of directors and the Consenting Shareholders has also consented to an Amendment (“Amendment B”) to the Company’s Articles of Incorporation substantially in the form attached hereto as Exhibit B to authorize the adjustment of the Company’s Common Stock par value from $0.00001 per share to $0.001 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On November 3, 2010 there were 2,684,208,930 shares of our Common Stock issued and outstanding. The following table sets forth information with respect to beneficial ownership of outstanding Common Stock as of November 3, 2010, by:

●	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

●	each of the Company's named executive officers;

●	each of the Company's directors; and

●	all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o VOIS Inc., 8709 Hunters Green Dr., Ste 300, Tampa, Florida 33647. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or convertible securities held by such persons that are exercisable within 60 days of November 3, 2010, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

Name of Beneficial Owner	Amount of Beneficial Ownership	% of Class

William Marginson	100,000,000	3.73%
J. Oliver McGonigle	100,000	*
Sam Crowley	100,000	*
Hal Compton, Sr.	100,000,000	3.73%
James Thomas	0
All officers and directors as a group (five persons)	200,200,000	7.46%
Gary Schultheis(3)	171,000,000	6.17%
John Signorello (4)	715,000,000	26.64%
Mark Lucky(1)	225,000,000	8.34%
Cloud Storage Holdings, Inc. (4)	160,000,000	5.96%
Morgan Consulting Group (5)	205,000,000	7.64%
Robert Druzak(2)	740,000,000	27.42%

*	represents less than 1%

(1)

Mr. Lucky’s address is 22900 Shaw Road, Suite 111, Sterling, VA 20166. The number of shares beneficially owned by Mr. Lucky includes options to purchase 15,000,000 shares of our common stock at an exercise price of $0.0035 per share.

(2)

Mr. Druzak’s address is 22900 Shaw Road, Suite 111, Sterling, VA 20166. The number of shares beneficially owned by Mr. Druzak includes options to purchase 15,000,000 shares of our common stock at an exercise price of $0.0035 per share.

(3)	Mr. Schultheis’ address is 2901 Clint Moore Road, Suite 336, Boca Raton, FL 33496. The number of shares beneficially owned by Mr. Schultheis includes:
	•	options to purchase 10,000,000 shares of our common stock at an exercise price of $0.0525 per share,
	•	options to purchase 40,000,000 shares of our common stock at an exercise price of $0.025 per share,
	•	options to purchase 6,250,000 shares of our common stock at an exercise price of $0.0045 per share,
	•	options to purchase 6,250,000 shares of our common stock at an exercise price of $0.005 per share,
	•	options to purchase 6,250,000 shares of our common stock at an exercise price of $0.0055 per share,
	•	options to purchase 6,250,000 shares of our common stock at an exercise price of $0.006 per share,
	•	options to purchase 6,250,000 shares of our common stock at an exercise price of $0.0065 per share, and
	•	options to purchase 6,250,000 shares of our common stock at an exercise price of $0.007 per share.

(4)

Cloud Storage Holdings, Inc. is a wholly-owned subsidiary of IceWEB, Inc. and its address is 22900 Shaw Road, Suite 111, Sterling, VA  20166.  Mr. John Signorello, Chief Executive Officer of IceWEB, Inc., holds voting and dispositive control over securities owned by Cloud Storage Holdings, Inc.  Mr. Signorello disclaims beneficial ownership of such shares.

(5)	Morgan Consulting Group’s address is 1045 Primera Boulevard, Lake Mary, FL 32746.

AMENDMENT A

TO

ARTICLES OF INCORPORATION AND REVERSE STOCK SPLIT

General

On October 15, 2010, our board of directors acting by unanimous written consent, without a meeting, approved, authorized and directed the following:   (i) a reverse split (the “Reverse Split”) of 1:200 (the “Reverse Split Ratio”) of the issued and outstanding shares of the Company's  previously authorized Common Stock; (ii) Articles of Amendment to the Company’s Articles of Incorporation (“Amendment A”) substantially in the form attached hereto as Exhibit A to adjust the Company’s authorized shares of Common Stock by reducing the number of authorized shares of Common Stock from 100,000,000,000 shares to 100,000,000 shares ; and (iii) and directed the Chief Executive Officer to notify the Company’s shareholders of the Reverse split and the Reverse Split Ratio upon the filing of Amendment A, and recommended the foregoing matters be submitted to the Company's shareholders for their approval.  On November 3, 2010, the Consenting Shareholders, who hold an aggregate of 2,010,200,000 shares of Common Stock, representing approximately 75% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to Amendment A to the Company’s Articles of Incorporation and the Reverse Split.

Reasons for the Reverse Split

In approving the Reverse Split, the Board considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Board also believes that most investment funds are reluctant to invest in lower priced stocks.

The Board proposed the Reverse Split as one method to attract investors and business opportunities in the Company. The Company believes that the Reverse Split may improve the price level of the Company's Common Stock and that this higher share price could help generate additional interest in the Company.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock is also based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Risks of the Reverse Split

Upon effectiveness of the Reverse Split, there can be no assurance that the price per share of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers, or that the market price of the post-split Common Stock will be maintained.  The market price of the Company's Common Stock will also be based on the Company’s financial performance, market conditions, the market perception of its future prospects, as well as other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of the Reverse Split.

Notwithstanding the reduction in the number of authorized shares of Common Stock in accordance with Amendment A, because the Reverse Stock Split results in an increased number of authorized but unissued shares of our Common Stock, it may be construed as having an anti-takeover effect.  Although the Reverse Stock Split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid.  Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our Common Stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board.  However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our Common Stock, if the same was so offered by a party attempting a hostile takeover of VOIS.  We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Effects of the Reverse Split

General

Pursuant to the Reverse Split, each two hundred (200) shares of the Company's Common Stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Reverse Split, will become one (1) share of the same class of the Company's Common Stock after consummation of the Reverse Split.

Effect on Authorized and Outstanding Shares

The Company is currently authorized to issue a maximum of 100,000,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. There are 2,684,208,930 shares of Common Stock issued and outstanding, or held as treasury shares as of November 3, 2010. The number of issued and outstanding shares of Common Stock, including treasury shares (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be reduced to a number that will be approximately equal to the number of shares of Common Stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the Reverse Split, divided by 200.

With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business will materially change, as a result of the Reverse Split.

The Reverse Split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Company's issued and outstanding Common Stock.  Subject to the provisions for elimination of fractional shares, the Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power (see "Fractional Shares" below).

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-split Common Stock will be issued to any shareholder in connection with the Reverse Split.  Shareholders of record who would otherwise be entitled to receive a fractional share upon the effective date of the Reverse Split, will, upon surrender of their certificates representing shares of pre-split Common Stock, receive one additional whole share of Common Stock in consideration for such fractional share.

Effectiveness of the Reverse Split

The effective date of the Reverse Split will be the date of the filing of the Articles of Amendment to the Articles of Incorporation with the Office of the Secretary of State of Florida.  Commencing on the effective date, each certificate of the Company’s Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. As soon as practicable after the effective date, shareholders will be notified via a Letter of Transmittal as to the effectiveness of the Reverse Split and the Reverse Split Ratio and instructed how and when to surrender their certificates representing shares of pre-split Common Stock in exchange for certificates representing shares of post-split Common Stock (including shares issuable in consideration for any post-split fractional shares of Common Stock they hold). We intend to use American Stock Transfer & Trust Company, our transfer agent, to effect the exchange of the certificates following the effective date of the Reverse Split. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split will not generally result in a recognition of gain or loss to the shareholders.  The value of the additional share received by a shareholder in lieu of a fractional share, however, might possibly result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a shareholder in the Common Stock received after the Reverse Split will be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Split exchanged therefore (subject to the treatment of fractional shares), and the holding period of the Common Stock received after the Reverse Split will include the holding period of the Common Stock held prior to the Reverse Split exchanged therefore. No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX  CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES,  FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH SHAREHOLDER DEPENDING ON THE STATE IN WHICH SUCH SHAREHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

AMENDMENT B

TO

ARTICLES OF INCORPORATION AND INCREASE IN THE NUMBER OF SHARES OF

COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

On October 15, 2010, our board of directors acting by unanimous written consent, without a meeting, approved and authorized Amendment B to the Company’s Articles of Incorporation substantially in the form set forth in Exhibit B to adjust the Company’s Common Stock par value from $0.00001 per share to $0.001 per share. On November 3, 2010, the Consenting Shareholders, who hold an aggregate of 2,010,200,000 shares of Common Stock, representing approximately 75% of the total issued and outstanding shares of Common Stock, consented in writing without a meeting to Amendment B to the Company’s Articles of Incorporation.

Effectiveness of Amendment B

The effective date of the adjustment of the Company’s Common Stock par value from $0.00001 per share to $0.001 per share will be the date of the filing of the Amendment B to the Articles of Incorporation with the Office of the Secretary of State of Florida.

EFFECTIVE DATE OF SHAREHOLDER ACTIONS

Amendment A and the Reverse Split will become effective immediately upon the filing of the Amendment A - Articles of Amendment to the Articles of Incorporation with the Office of the Secretary of State of Florida.  A copy of the Articles of Amendment to the Articles of Incorporation is attached hereto substantially in the form of Exhibit A.

Amendment B and the related decrease in the authorized shares of the Company’s Common Stock will become effective immediately upon the filing of the Amendment B - Articles of Amendment to the Articles of Incorporation with the Office of the Secretary of State of Florida (which is not expected to occur until after the effective date of the Reverse Split and the filing of Amendment A).  A copy of the Articles of Amendment to the Articles of Incorporation is attached hereto substantially in the form of Exhibit B.

The filings of Amendment A and Amendment B will be made at least 20 days after the date this Information Statement is first mailed to the Company’s shareholders.

SHAREHOLDERS' RIGHTS

The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 607.0704 of the FBCA, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

APPRAISAL RIGHTS

The FBCA does not provide for appraisal rights in connection with any of the actions described in this Information Statement.

SHAREHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement is delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

* * * * *

Exhibit A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF VOIS INC.

Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being a Director and the Chief Executive Officer of VOIS Inc. (hereinafter the “Corporation”), a Florida corporation, does hereby certify as follows:

FIRST:  The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on March 18, 2009 (Document No. P09000025213), and Amendments with the Secretary of State on June 18, 2009, July 2, 2009, and October 29, 2009 (collectively the “Articles of Incorporation”).

SECOND:  This amendment to the Articles of Incorporation was approved and adopted on October 15, 2010, by all of the Directors of the Corporation and on November 3, 2010 by shareholders owning a majority of the Corporation’s common stock.  To effect the foregoing, the text of Article III of the Articles of Incorporation is hereby deleted and replaced in its entirety as follows:

“ARTICLE IV

CAPITAL STOCK

A.      The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be One Hundred Ten Million (110,000,000) shares, of which:

(i)

Ten Million (10,000,000) shares shall be designated Preferred Stock, $0.001 par value.  The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(ii)

One Hundred Million (100,000,000) shares shall be designated Common Stock, $0.00001 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders and shall be eligible for dividends when, and if, declared by the Board of Directors;

B.      On the date of filing of this Articles of Amendment with the Secretary of State of the State of Florida, the Company will effect a “Reverse Split” pursuant to which every two hundred (200) issued and outstanding shares of the Corporation's previously authorized Common Stock  (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.00001 (the “New Common Stock”).  Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that each person of record on the effective date of this Amendment, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled.  No cash will be paid or distributed as a result of aforementioned Reverse Split of the Corporation’s Common Stock, and no fractional shares will be issued.  All fractional shares which would otherwise be required to be issued as a result of the Reverse Split will be rounded up to a whole share.”

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THIRD:  The foregoing amendments were adopted by all of the Directors and the holders of a majority of the Common Stock of the Corporation pursuant to the Florida Business Corporation Act on November 3, 2010.  Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this _____ day of _________, 2010.

VOIS INC.

By:	/s/ William Marginson
Name: William Marginson, CEO

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Exhibit B

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF VOIS INC.

Pursuant to Section 607.1007 of the Business Corporation Act of the State of Florida, the undersigned, being a Director and the Chief Executive Officer of VOIS Inc. (hereinafter the “Corporation”), a Florida corporation, does hereby certify as follows:

FIRST:  The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on March 18, 2009 (Document No. P09000025213), and Amendments as filed with the Secretary of State on June 18, 2009, July 2, 2009, and October 29, 2009, and [ __], 2010  (collectively the “Articles of Incorporation”).

SECOND:  This amendment to the Articles of Incorporation was approved and adopted by all of the Directors of the Corporation and a majority of its shareholders on November 3, 2010.  To effect the foregoing, the text of Article III of the Articles of Incorporation is hereby deleted and replaced in its entirety as follows:

“ARTICLE IV

CAPITAL STOCK

A.      The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be One Hundred Ten Million (110,000,000) shares, of which:

(i)

Ten Million (10,000,000) shares shall be designated Preferred Stock, $0.001 par value.  The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(ii)

One Hundred Million (100,000,000) shares shall be designated Common Stock, $0.001 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders and shall be eligible for dividends when, and if, declared by the Board of Directors;

THIRD:  The foregoing amendments were adopted by all of the Directors and the holders of a majority of the Common Stock of the Corporation pursuant to the Florida Business Corporation Act on November 3, 2010.  Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this ______ day of _______, 2010.

VOIS INC.

By:	/s/ William Marginson
Name: William Marginson, CEO

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